Exhibit 99.1
ARUBA NETWORKS REPORTS RECORD FOURTH QUARTER
AND FULL YEAR 2010 FINANCIAL RESULTS
•	Revenue Increased 45% Year-over-Year and 12% Quarter-over-Quarter to a Record $77.3 Million in Q4‘10

•	Company Added Over 900 New Customers in Q4‘10 to Surpass 11,000 Cumulative Customers

•	Ending Cash and Short Term Investments Totaled $155.4 Million With No Debt
SUNNYVALE, Calif., August 26, 2010 — Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in distributed enterprise network solutions, today released financial results for its fiscal fourth quarter and full year ended July 31, 2010.
Revenues for Q4’10 were $77.3 million, an increase of 45% from the $53.3 million reported in Q4’09. GAAP net income for Q4’10 was $0.4 million, or $0.00 per share, compared to a net loss of $4.5 million, or $0.05 per share, in Q4’09.
Non-GAAP net income for Q4’10 was $11.1 million, or $0.10 per share. This compares to net income of $3.2 million or $0.03 per share in Q4’09. A reconciliation between GAAP and non-GAAP information is contained in the tables below.
Revenues for the fiscal year ended July 31, 2010 were approximately $266.5 million, an increase of 34% from $199.3 million reported in the prior fiscal year. GAAP net loss for FY 2010 was $34.0 million, or $0.38 per share, compared to a net loss of $23.4 million, or $0.28 per share in FY 2009. Non-GAAP net income for FY 2010 was $30.0 million, or $0.29 per share, compared to non-GAAP net income of $7.6 million, or $0.08 per share in FY 2009.
“Robust demand from a broad cross section of industries and verticals drove sharp revenue growth in the quarter,” said Dominic Orr, President and Chief Executive Officer of Aruba. “The rapid growth in our revenues and customer base has been enabled by investments in our field sales organizations and R&D infrastructure, which have greatly increased our geographic reach and new market opportunities. We will continue to make these investments in the future, while demonstrating operating leverage in our model. The proliferation of wireless-enabled laptops, smart phones, and other mobile devices in the enterprise is transforming networks, and customers are increasingly adopting a ‘wireless where you can, wired where you must’ stance in their network infrastructure. Building on the rapidly growing customer demand for 802.11n, traction with our rightsizing and VBN (Virtual Branch Networking) initiatives is accelerating, helping us to add a record 900+ new customers during the quarter.”
“Profitability in the fourth quarter was driven by strong revenue growth, product mix, and prudent investments, as operating profit more than tripled over the fiscal fourth quarter in the prior year,” said Steffan Tomlinson, Aruba’s Chief Financial Officer. “We intend to further leverage our distribution channel to capitalize on these positive trends and sales momentum. As part of this effort, we announced an OEM agreement with Dell last week which we believe will complement our existing OEM and distribution partnerships to further expand our global sales footprint. Our balance sheet remains strong, as we generated cash flow from operations of $10.4 million and $25.8 million in the fiscal fourth quarter and fiscal 2010, respectively. We ended the quarter with $155.4 million in cash and short term investments, an increase of $32.3 million compared to the end of the fiscal fourth quarter in fiscal 2009, and no debt.”

Recent Highlights
Recent highlights include:
•	OEM Agreement with Dell — Aruba announced an OEM agreement with Dell to deliver its secure mobility solutions to large enterprises, mid-market, healthcare, education and government markets under Dell’s “PowerConnect W-Series Powered by Aruba Networks” brand.

•	Single-Radio 802.11n Access Points — Aruba introduced two compact, single-radio 802.11n access points, the entry-level AP-92 and AP-93. Priced lower than many legacy 802.11abg access points, the new access points are covered by Aruba’s limited lifetime warranty and can be configured to provide 802.11n Wi-Fi access, spectrum analysis, remote networking, indoor mesh, or wireless intrusion prevention over the 2.4GHz and 5GHz RF spectrum.

•	New Customers — New customers for the quarter were spread across a wide range of industries and included: healthcare-related institutions such as LRGHealthcare, Milford Regional Medical Center, and Westminster Canterbury Richmond; educational institutions such as Indus International Schools, Khon Kaen University Faculty of Medicine, and Acharya Institutes; retailer Zander Group; and Xiamen Airlines.
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal fourth quarter and full fiscal year 2010 financial results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live Web cast of the conference call will also be accessible from the “Investor Relations” section of the Company’s Web site at www.arubanetworks.com. Following the Web cast, an archived version will be available on the Web site for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4340343. International parties can access the replay at +1-303-590-3030 and should enter passcode 4340343.
Forward-Looking Statements
This press release contains forward-looking statements, including statements that we will continue to invest in our field sales organization and R&D infrastructure while demonstrating operating leverage, wireless will continue to gain momentum in the enterprise as the primary network connection, the traction of our rightsizing and VBN initiatives will continue to accelerate, we intend to further leverage our distribution channel to capitalize on our positive financial trends and sales momentum, and that our OEM partnership with Dell will further expand our global sales footprint.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) our ability to react to trends and challenges in our business and the markets in which we operate; (2) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; (3) changes in overall information technology spending; (4) our ability to establish and maintain successful relationships with our distribution partners including Dell; (5) our ability to compete in our industry; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10-Q for the third quarter of 2010 ended April 30, 2010, which was filed with the SEC on June 4, 2010, and is available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses and related payroll taxes, amortization expense of acquired intangible assets and, for the fiscal first, second and third quarters of 2010, litigation reserves and, for the fiscal second quarter of 2009, restructuring expenses. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based expenses and related payroll taxes, but also discrete charges that are infrequent in nature, such as restructuring and litigation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets, restructuring and litigation expenses, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based expenses and related payroll taxes, that are recurring. Stock-based expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.
A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.
# # #
About Aruba Networks
Aruba is a global leader in distributed enterprise networks. Its award-winning portfolio of campus, branch/teleworker, and mobile solutions simplify operations and secure access to all corporate applications and services — regardless of the user’s device, location, or network. This dramatically improves productivity and lowers capital and operational costs.

Listed on the NASDAQ and Russell 2000(R) Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter, Facebook, or the Green Island News Blog.
# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Steffan Tomlinson	Chris Danne, Jill Isenstadt
Chief Financial Officer	+1-415-217-7722
+1-408-754-3058	ir@arubanetworks.com
ir@arubanetworks.com
© 2010 Aruba Networks, Inc. AirWave®, Aruba Networks®, Aruba Mobility Management System®, Bluescanner, For Wireless That Works®, Mobile Edge Architecture®, People Move. Networks Must Follow®, The All-Wireless Workplace Is Now Open For Business, RFprotect®, Green Island, and The Mobile Edge Company® are trademarks of Aruba Networks, Inc. All rights reserved. All other trademarks are the property of their respective owners.

Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	July 31,	July 31,
	2010	2009
Assets

Current assets:
Cash and cash equivalents	$31,254	$41,298
Short-term investments	124,167	81,839
Accounts receivable, net	41,269	33,466
Inventory	15,159	8,450
Deferred costs	5,451	5,152
Prepaids and other	5,108	2,350

Total current assets	222,408	172,555

Property and equipment, net	9,919	7,426
Goodwill	7,656	7,656
Intangible assets, net	9,287	14,091
Other assets	1,437	1,326

Total other assets	28,299	30,499

Total assets	$250,707	$203,054

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$8,082	$930
Accrued liabilities	36,458	20,722
Income taxes payable	519	610
Deferred revenue	43,422	34,654

Total current liabilities	88,481	56,916

Deferred revenue	10,976	8,524
Other long-term liabilities	595	29

Total other liabilities	11,571	8,553

Total liabilities	100,052	65,469

Stockholders’ equity
Common Stock: $0.0001 par value; 350,000 shares authorized at July 31, 2010 and 2009; 93,606 and 86,744 shares issued and outstanding at July 31, 2010 and 2009, respectively	9	9
Additional paid-in capital	326,178	279,026
Accumulated other comprehensive income	98	182
Accumulated deficit	(175,630)	(141,632)

Total stockholders’ equity	150,655	137,585

Total liabilities and stockholders’ equity	$250,707	$203,054

Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Years ended
	July 31,		July 31,
	2010	2009	2010	2009
Revenues:
Product	$65,564	$43,366	$221,474	$161,927
Professional services and support	11,651	9,675	44,323	35,946
Ratable product and related professional services and support	111	285	737	1,386

Total revenues	77,326	53,326	266,534	199,259

Cost of revenues:
Product	22,624	15,939	77,070	59,917
Professional services and support	2,338	1,852	8,775	7,437
Ratable product and related professional services and support	29	98	229	483

Total cost of revenues	24,991	17,889	86,074	67,837

Gross profit	52,335	35,437	180,460	131,422

Operating expenses:
Research and development	13,907	9,886	51,619	40,293
Sales and marketing	30,380	23,722	109,393	90,241
General and administrative	7,353	6,044	30,953	23,198
Restructuring expenses	—	—	—	1,447
Litigation reserves	—	—	21,900	—

Total operating expenses	51,640	39,652	213,865	155,179

Operating income (loss)	695	(4,215)	(33,405)	(23,757)

Other income (expense), net
Interest income	218	265	834	1,837
Other income (expense), net	(266)	(267)	(699)	(705)

Total other income (expense), net	(48)	(2)	135	1,132

Income (loss) before income tax provision	647	(4,217)	(33,270)	(22,625)

Income tax provision	224	281	728	788

Net income (loss)	$423	$(4,498)	$(33,998)	$(23,413)

Shares used in computing net income (loss) per common share, basic	92,977	86,315	89,978	84,612

Net income (loss) per common share, basic	$0.00	$(0.05)	$(0.38)	$(0.28)

Shares used in computing net income (loss) per common share, diluted	108,814	86,315	89,978	84,612

Net income (loss) per common share, diluted	$0.00	$(0.05)	$(0.38)	$(0.28)

Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Years ended
	July 31,		July 31,
	2010	2009	2010	2009

GAAP net income (loss)	$423	$(4,498)	$(33,998)	$(23,413)

Plus:
a) Stock-based expenses	9,528	6,425	37,298	24,579
b) Amortization expense of acquired intangible assets	1,145	1,234	4,804	4,937
c) Restructuring expenses	—	—	—	1,447
d) Litigation reserves	—	—	21,900	—

Non-GAAP net income	$11,096	$3,161	$30,004	$7,550

GAAP net income (loss) per common share	$0.00	$(0.05)	$(0.38)	$(0.28)

Plus:
a) Stock-based expenses	0.09	0.07	0.39	0.29
b) Amortization expense of acquired intangible assets	0.01	0.01	0.05	0.06
c) Restructuring expenses	—	—	—	0.01
d) Litigation reserves	—	—	0.23	—

Non-GAAP net income per common share	$0.10	$0.03	$0.29	$0.08

Shares used in computing diluted GAAP net income (loss) per common share	108,814	86,315	89,978	84,612

Shares used in computing diluted Non-GAAP net income per common share	108,814	98,424	104,413	90,173

Aruba Networks, Inc.
Consolidated Statements of Operations
As a Percentage of Total Revenues
(On a GAAP Basis)
(Unaudited)

	Three months ended		Years ended
	July 31,		July 31,
	2010	2009	2010	2009
Revenues:
Product	84.8%	81.3%	83.1%	81.3%
Professional services and support	15.1%	18.2%	16.6%	18.0%
Ratable product and related professional services and support	0.1%	0.5%	0.3%	0.7%

Total revenues	100.0%	100.0%	100.0%	100.0%

Cost of revenues:
Product	29.3%	29.9%	28.9%	30.1%
Professional services and support	3.0%	3.4%	3.3%	3.7%
Ratable product and related professional services and support	0.0%	0.2%	0.1%	0.2%

Total cost of revenues	32.3%	33.5%	32.3%	34.0%

Gross profit	67.7%	66.5%	67.7%	66.0%

Operating expenses:
Research and development	18.0%	18.6%	19.4%	20.3%
Sales and marketing	39.3%	44.5%	41.0%	45.3%
General and administrative	9.5%	11.3%	11.6%	11.6%
Restructuring expenses	0.0%	0.0%	0.0%	0.7%
Litigation reserves	0.0%	0.0%	8.2%	0.0%

Total operating expenses	66.8%	74.4%	80.2%	77.9%

Operating income (loss)	0.9%	(7.9%)	(12.5%)	(11.9%)

Other income (expense), net
Interest income	0.2%	0.5%	0.3%	0.9%
Other income (expense), net	(0.3)%	(0.5)%	(0.3)%	(0.4)%

Total other income (expense), net	(0.1%)	0.0%	0.0%	0.5%

Income (loss) before income tax provision	0.8%	(7.9%)	(12.5%)	(11.4%)

Income tax provision	0.3%	0.5%	0.3%	0.4%

Net income (loss)	0.5%	(8.4%)	(12.8%)	(11.8%)

Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Years ended
	July 31,
	2010	2009
Cash flows from operating activities
Net loss	$(33,998)	$(23,413)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,091	9,686
Provision for doubtful accounts	265	138
Write downs for excess and obsolete inventory	2,949	3,397
Compensation related to stock options and share awards	36,081	24,579
Accretion (amortization) of purchase discounts on short-term investments	837	(271)
Gain on disposal of fixed assets	(3)	(15)
Excess tax benefit associated with stock-based compensation	(107)	(88)
Changes in operating assets and liabilities:
Accounts receivable	(8,069)	(924)
Inventory	(10,653)	(766)
Prepaids and other	(2,757)	847
Deferred costs	(290)	(606)
Other assets	50	(50)
Accounts payable	5,937	(4,926)
Deferred revenue	11,220	8,698
Other current and noncurrent liabilities	14,360	4,184
Income taxes payable	(79)	122

Net cash provided by operating activities	25,834	20,592

Cash flows from investing activities
Purchases of short-term investments	(122,750)	(101,088)
Proceeds from sales and maturities of short-term investments	79,279	83,746
Net realized gain (loss) on short-term investments	147	(7)
Purchases of property and equipment	(5,299)	(4,405)
Proceeds from sales of property and equipment	42	—

Net cash used in investing activities	(48,581)	(21,754)

Cash flows from financing activities
Proceeds from issuance of common stock	12,631	5,761
Repurchases of unvested common stock	(36)	—
Repurchase of common stock under stock repurchase program	—	(991)
Excess tax benefit associated with stock-based compensation	107	88

Net cash provided by financing activities	12,702	4,858

Effect of exchange rate changes on cash and cash equivalents	1	—

Net (decrease) increase in cash and cash equivalents	(10,044)	3,696

Cash and cash equivalents, beginning of period	41,298	37,602

Cash and cash equivalents, end of period	$31,254	$41,298

Supplemental disclosure of cash flow information
Income taxes paid	$899	$673